Exhibit 10.1

September 7, 2017

To:  All Holders of the NanoVibronix, Inc.

Convertible Promissory Notes

Re:  NanoVibronix, Inc. 2017 Convertible Promissory Notes

Reference is made to those certain Convertible Promissory Notes in the aggregate principal amount of $1,230,000 (the “Notes”), by and between NanoVibronix, Inc. (the “Company”) and the lenders named therein (collectively, the “Lenders”, and each, a “Lender”). All capitalized terms in this letter (the “Letter Agreement”) shall have the meanings assigned to them under the Notes, unless otherwise defined herein.

By signature and countersignature below, the Company and the Lenders agree to the following:

1)	Election to Receive Equity Securities. Notwithstanding anything in the Notes to the contrary, the Lenders hereby agree that, in the event the Company consummates a Qualified Financing prior to December 31, 2017 pursuant to a firm commitment underwritten offering that results in the Common Stock being contemporaneously listed on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, (i) on the closing date of such Qualified Financing, the entire outstanding principal amount of the Notes, together with all accrued and unpaid interest thereon, shall automatically convert, without any action on the part of the Lenders, into shares of the same class and series of Equity Securities sold on the closing date[, or at the Lender’s option, into the Company’s Series C Preferred Stock,] in such Qualified Financing at a price per share equal to the lesser of: (a) 80% (i.e., a 20% discount) of the price per share at which such securities are sold in such Qualified Financing and (b) $5.90 per share.

2)	“Market Stand-off” Agreement. Subject to the limitations herein, the Lenders hereby agree that they will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in Financial Industry Regulatory Authority Rule 2711(f)(4) or New York Stock Exchange Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Lender or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of a Lender or the immediate family of such Lender, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. Furthermore, the restrictions in this Section 2 shall be applicable to the Lenders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Lenders further agree to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2 or that are necessary to give further effect thereto.

3)	Integration. Except as otherwise modified pursuant to the paragraphs above, no other changes or modifications to the Notes are intended or implied and in all other respects the Notes are specifically deemed ratified, restated and confirmed by the parties hereto, effective as of the date hereof. To the extent that there exists any conflict between the terms of this Letter Agreement and the Notes, the terms of this Letter Agreement shall control. This Letter Agreement together with the Notes shall be read and construed as one agreement.

4)	Prior Agreements. This Letter Agreement supersedes all prior written or contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

5)	Counterparts. This Letter Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

Please return an executed, counter-signed copy of this Letter Agreement to the Company.

[Signature Page Follows]

[Company Signature Page to Side Letter]

Very truly yours,

COMPANY

NanoVibronix, Inc.

By:
Name:
Title:

[Lender Signature Page to Side Letter]

Acknowledged and Agreed:

LENDER (if an individual)

LENDER (if an entity)

(please print entity name above)

By:
Name:
Title: